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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JPMorgan Value Opportunities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

SEC 1913 (04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

JPMorgan Value Opportunities Fund, Inc.

Special Meeting of Shareholders – Adjourned to October 10, 2013

Important Proxy

News

PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

Dear Shareholder:

The Special Meeting of Shareholders scheduled for September 10, 2013 has been adjourned to October 10, 2013 at 11:00 a. m. Eastern time. To date, our records indicate that we have not received your voting instructions.

After careful consideration, your Board recommends that shareholders vote “FOR” the proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to approve the reorganization of the JPMorgan Value Opportunities Fund into the JPMorgan Large Cap Value Fund. We are continuing to solicit your vote because your Board believes the reorganization will be beneficial to shareholders, particularly because it will only be completed if it qualifies as a tax-free reorganization. However, recognizing that it is neither feasible nor legally permitted for the JPMorgan Value Opportunities Fund to conduct a proxy solicitation indefinitely, the Board has approved in principle the liquidation of the Value Opportunities Fund if shareholders do not approve the merger when the Special Meeting is reconvened on October 10, 2013. If the Value Opportunities Fund is liquidated, the Fund’s liquidation may be taxable to a shareholder depending on the shareholder’s tax situation; as a result, the tax-free nature of the reorganization may be more beneficial to shareholders.

If you should have any questions regarding the proposal, or require duplicate proxy materials, please contact Computershare Fund Services at 1-866-456-7052. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.

For your convenience, please utilize any of the following methods to submit your voting instructions:

1. By Internet.

Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the voting card(s), and follow the simple online instructions.

2. By Touch-Tone Phone.

Call the toll-free number found on your voting card(s) or voting instruction form, and follow the simple instructions.

3. By Speaking to a Proxy Specialist.

Call 1-866-456-7052 to speak to a live proxy specialist. We can answer your questions and record your vote.

4. By Mail.

Simply return your signed and dated voting card(s) or voting instruction form in the envelope provided. However, please try to utilize one of the options above to vote your shares, so your vote can be received in time for the meeting.

5. Attend the Special Meeting of Shareholders on October 10, 2013.

WE NEED YOUR HELP. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

THANK YOU FOR INVESTING IN THE FUND.

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